                                                                   EXHIBIT 99(a)

                      JOHN HANCOCK INCOME SECURITIES TRUST

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                              DATED OCTOBER 5, 1984
                             AS AMENDED AND RESTATED
                               ON AUGUST 26, 2003

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                                Table of Contents

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ARTICLE I             NAME AND DEFINITIONS.......................................................................    2

   Section 1.1        Name and Principal Place of Business.......................................................    2
   Section 1.2        Definitions................................................................................    2

ARTICLE II            TRUSTEES...................................................................................    5

   Section 2.1        Powers.....................................................................................    5
   Section 2.2        Legal Title................................................................................   11
   Section 2.3        Number of Trustees; Term of Office.........................................................   12
   Section 2.4        Qualification of Trustees..................................................................   12
   Section 2.5        Election of Trustees.......................................................................   12
   Section 2.6        Resignation and Removal....................................................................   12
   Section 2.7        Vacancies..................................................................................   13
   Section 2.8        Committees; Delegation.....................................................................   14
   Section 2.9        Action Without a Meeting; Participation by Conference Telephone............................   15
   Section 2.10       By-Laws....................................................................................   15
   Section 2.11       No Bond Required...........................................................................   15
   Section 2.12       Reliance on Experts, Etc...................................................................   15
   Section 2.13       Effect of Issuance of Preferred Shares on Provisions Relating to the Board of Trustees.....   16

ARTICLE III           CONTRACTS..................................................................................   17

   Section 3.1        Underwriting Contract......................................................................   17
   Section 3.2        Advisory or Management Contract............................................................   17
   Section 3.3        Affiliations of Trustees or Officers, Etc..................................................   17

ARTICLE IV            LIMITATION OF LIABILITY; INDEMNIFICATION...................................................   19

   Section 4.1        No Personal Liability of Shareholders, Trustees, Etc.......................................   19
   Section 4.2        Execution of Documents; Notice; Apparent Authority.........................................   19
   Section 4.3        Indemnification of Trustees, Officers, Etc.................................................   20
   Section 4.4        Indemnification of Shareholders............................................................   22

ARTICLE V             SHARES OF BENEFICIAL INTEREST..............................................................   23

   Section 5.1        Beneficial Interest........................................................................   23
   Section 5.2        Rights of Shareholders.....................................................................   23
   Section 5.3        Trust Only.................................................................................   24
   Section 5.4        Issuance of  Shares........................................................................   24
   Section 5.5        Register of Shares.........................................................................   25
   Section 5.6        Common Share Certificates..................................................................   25
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   Section 5.7        Transfer of Shares.........................................................................   27
   Section 5.8        Voting Powers..............................................................................   27
   Section 5.9        Meetings of Shareholders...................................................................   29
   Section 5.10       Action Without a Meeting...................................................................   30
   Section 5.11       Class Designation..........................................................................   30

ARTICLE VI            DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS............................................   32

   Section 6.1        By Whom Determined.........................................................................   32
   Section 6.2        When Determined............................................................................   32
   Section 6.3        Computation of Per Common Share Net Asset Value............................................   32
   Section 6.4        Interim Determinations.....................................................................   34
   Section 6.5        Outstanding Common Shares..................................................................   35
   Section 6.6        Distributions to Shareholders..............................................................   35
   Section 6.7        Power to Modify Foregoing Procedures.......................................................   36

ARTICLE VII           CUSTODIAN..................................................................................   38

   Section 7.1        Appointment and Duties.....................................................................   38
   Section 7.2        Action Upon Termination of Custodian Agreement.............................................   39
   Section 7.3        Central Certificate System, Etc............................................................   39
   Section 7.4        Acceptance of Receipts in Lieu of Certificates.............................................   39

ARTICLE VIII          DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC....................................   41

   Section 8.1        Duration and Termination...................................................................   41
   Section 8.2        Amendment Procedure........................................................................   42
   Section 8.3        Merger, Consolidation and Sale of Assets...................................................   43
   Section 8.4        Incorporation..............................................................................   43

ARTICLE IX            REPORTS TO SHAREHOLDERS....................................................................   45

ARTICLE X             MISCELLANEOUS..............................................................................   46

   Section 10.1       Filing.....................................................................................   46
   Section 10.2       Governing Law..............................................................................   46
   Section 10.3       Counterparts...............................................................................   46
   Section 10.4       Reliance by Third Parties..................................................................   46
   Section 10.5       Provisions in Conflict with Law or Regulations.............................................   47
   Section 10.6       Section Headings; Interpretation...........................................................   47
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

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                      JOHN HANCOCK INCOME SECURITIES TRUST

         DECLARATION OF TRUST, made on October 5, 1984, as amended and restated on August 26, 2003

         WHEREAS, the Trustees established a Trust which acquired all of the assets and liabilities, and assumed and carried on the business of John Hancock Income Securities Corporation, a Maryland corporation and a closed-end investment company registered under the 1940 Act;

         WHEREAS, the Trustees desire that the beneficial interest in the Trust assets be divided into transferable shares of beneficial interest of one or more Classes, as hereinafter provided; and

         WHEREAS, the Trustees and shareholders, at meetings held on August 26, 2003 and August 21, 2003, respectively, approved the amendment and restatement of the Declaration;

         NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the Trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders, from time to time, of the Shares of beneficial interest issued hereunder and subject to the provisions hereof.

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                                   ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.1. Name and Principal Place of Business. The name of the Trust created hereby is the "John Hancock Income Securities Trust", and as far as may be practicable, the Trustees shall conduct the business and activities of the Trust created hereby and execute all documents and take all actions under that name or any other name they may from time to time determine, which name (and the word "Trust" whenever used in this Declaration, except where the context requires otherwise) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or shareholders of the Trust created hereby or of such Trustees. The Trust's principal place of business is 101 Huntington Avenue, Boston, Massachusetts 02199.

         Section 1.2. Definitions. Wherever they are used herein, the following terms have the following meanings:

         "Affiliated Person" shall have the meaning set forth in Section 2(a)(3) of the 1940 Act.

         "By-Laws" shall meant he By-Laws, if any, adopted pursuant to Section
2.10 hereof, as from time to time amended.

         "Class" or "Class of Shares" means any division of Shares into two or more Classes in accordance with the provisions of Article V.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Shares" shall mean the Trust's common shares of beneficial interest or any class thereof established in accordance with this Declaration.

         "Custodian" shall mean any Person other than the Trustees who has custody of any Trust Property as required by Section 17(f) of the 1940 Act.

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         "Declaration" shall mean this Declaration of Trust, as amended from time to time.

         "Distributor" shall have the meaning set forth in Section 3.1 hereof.

         "Interested Person" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

         "Investment Adviser" shall have the meaning set forth in Section 3.2 hereof.

         "Majority Shareholder Vote" shall mean the vote of a majority of the outstanding voting securities, as defined in Section 2(a)(42) of the 1940 Act.

         "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         "Person" shall mean an individual, a company, a corporation, partnership, trust, or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, state, municipality or other political subdivision or any governmental agency or instrumentality.

         "Preferred Shares" mean the Trust's preferred shares or any Class thereof. The provisions of this Declaration relating to the Preferred Shares shall have no force and effect unless and until one or more Classes of Preferred Shares are first duly authorized, issued and outstanding.

         "Principal Underwriter" shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

         "Shareholder" means a record owner of Outstanding Shares.

         "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time, including any Class which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. "Outstanding Shares" means those Shares shown from time to time on the books of the Trust or

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its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

         "Transfer Agent" shall mean any Person other than the Trustees who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

         "Trust" shall mean the Massachusetts business trust (the "John Hancock Income Securities Trust") established by this Declaration, as from time to time amended.

         "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

         "Trustees" shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees hereunder.

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                                   ARTICLE II

                                    TRUSTEES

         Section 2.1. Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have power to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the Commonwealth of Massachusetts, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

         Without limiting the foregoing, the Trustees shall have the power:

                  (a) To operate as and to carry on the business of an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations.

                  (b) To subscribe for and to invest and reinvest funds in, and hold for investment, the securities (including but not limited to bonds, debentures, time notes,

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

         certificates of deposit, commercial paper, bankers' acceptances and all other evidences of indebtedness and shares, stock, subscription rights, profit-sharing interests or participations and all other contracts for or evidences of equity interests) of any Person and to hold cash uninvested.

                  (c) To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, to enter into repurchase agreements and firm commitment agreements with respect to, and to lend and to pledge any such securities.

                  (d) To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, options or futures on any such securities or on any index composed of such securities.

                  (e) To exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote, give assent, execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any of such rights, powers or privileges.

                  (f) To exercise powers and rights of subscription or otherwise which in any manner arise out of the Trust's ownership of securities.

                  (g) To declare (from interest, dividends or other income received or accrued, from accruals of original issue or other discounts on obligations held, from capital or other profits whether realized or unrealized and from any other lawful sources) dividends and distributions on the Shares of any Class and to credit the same to the account of Shareholders of such Class, or at the election of the Trustees to accrue income to the

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         account of Shareholders of such Class, on such dates (which may be as frequently as every day) as the Trustees may determine. Subject to the rights of a specific Class of Shares, such dividends, distributions or accruals shall be payable in cash, property or Shares at such intervals as the Trustees may determine at any time in advance of such payment, whether or not the amount of such dividend, distribution or accrual can at the time of declaration or accrual be determined or must be calculated subsequent to declaration or accrual and prior to payment by reference to amounts or other factors not yet determined at the time of declaration or accrual (including but not limited to the amount of a dividend or distribution to be determined by reference to what is sufficient to enable the Trust to qualify as a regulated investment company under the United States Internal Revenue Code or to avoid liability for Federal income tax).

                  The power granted by this Subsection (g) shall include, without limitation, and if otherwise lawful, the power (A) to declare dividends or distributions or to accrue income to the account of Shareholders of any Class by means of a formula or other similar method of determination whether or not the amount of such dividend or distribution can be calculated at the time of such declaration; (B) to establish record or payment dates for dividends or distributions on any basis, including the power to establish a number of record or payment dates subsequent to the declaration of any dividend or distribution;
         (C) to establish the same payment date for any number of dividends or distributions declared prior to such date; and (D) to provide in advance for conditions under which any dividend or distribution may be payable in Shares to all or less than all of the Shareholders of a specific Class.

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                  (h)      To acquire (by purchase, lease or otherwise) and to
         hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.

                  (i) To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting to security interests the Trust Property; and to lend Trust Property.

                  (j) To aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to endorse or guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person; and to mortgage the Trust Property or any part thereof to secure any of or all such obligations.

                  (k) To promote or aid the incorporation of any organization or enterprise under the law of any country, state, municipality or other political subdivision, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

                  (l) To enter into joint ventures, general or limited partnerships and any other combinations or associations.

                  (m) To purchase and pay for entirely out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees and agents of the Trust, the Investment Adviser, the Distributor and dealers or independent contractors of the Trust against all-claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in

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         such capacity, whether or not constituting negligence and whether or not the Trust would have the power to indemnify such Person against such liability.

                  (n) To establish and carry out pension, profit-sharing, share purchase, share bonus, savings, thrift and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust.

                  (o) To the extent permitted by law and determined by the Trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, the Investment Adviser, the Distributor, the Transfer Agent, the Custodian and dealers.

                  (p) To incur and pay any charges, taxes and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Declaration, and to pay from the funds of the Trust Property to themselves as Trustees reasonable compensation and reimbursement for expenses.

                  (q) To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

                  (r) To foreclose any security interest securing any obligations owed to the Trust.

                  (s) To exercise the right to consent, and to enter into releases, agreements and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer any security of which is or was held by the Trust; to consent to any contract, lease, mortgage,

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

         purchase or sale of such property by said corporation or issuer, and to pay calls or subscriptions with respect to securities held by the Trust.

                  (t) To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

                  (u) To determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

                  (v) To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  (w) To establish multiple Classes of Shares (as authorized herein at Section 5.11), and to the extent necessary or appropriate to give effect to preferences, special or relative rights and privileges of any Class of Shares, to allocate assets, liabilities, income and expenses of the Shares or to apportion the same among two or more Classes.

                  (x) To take such actions as are authorized or required to be taken by the Trustees pursuant to other provisions of this Declaration.

                  (y) In general to carry on any other business in connection with or incidental to any of the objects and purposes of the Trust, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the business, purposes, objects or powers of the Trustees.

         The foregoing clauses shall be construed both as objects and as powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

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

         The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds.

         Section 2.2. Legal Title. Legal title to all the Trust Property shall as far as may be practicable be vested in the name of the Trust, which name shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust or of the Trustees, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a Custodian or sub-Custodian or a nominee or nominees or otherwise. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee, whether upon such Trustee's resignation or removal, or upon the due election and qualification of his successor or upon the occurrence of any of the events specified in the first sentence of Section 2.7 hereof or otherwise, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

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         Section 2.3. Number of Trustees; Term of Office. The number of Trustees shall be ten, which number may be increased and thereafter decreased from time to time by a written instrument signed by a majority of the Trustees, provided that the number of Trustees shall not be fewer than two nor more than 15. Each Trustee elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 2.7 hereof.

         Section 2.4. Qualification of Trustees. Of the total number of Trustees, at least 40% shall be persons who are not Interested Persons of the Trust or of the Distributor.

         Section 2.5. Election of Trustees. Except as otherwise provided in
Section 2.7 and 2.13 hereof, the Trustees shall be elected annually at the annual Shareholders' meeting. Trustees may succeed themselves in office. Trustees may be elected at a Shareholders' meeting. Trustees shall be elected by a plurality of the votes validly cast. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. Trustees need not own Shares.

         Section 2.6. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the Chairman of the Board, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Subject to the specific rights of any Class of Shares, any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than two) with cause by the affirmative vote of two-thirds of the remaining Trustees. Subject to the specific rights of any Class of Shares, upon the resignation or removal of a Trustee, or his otherwise ceasing to be a

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Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         Section 2.7. Vacancies. Subject to the specific rights of any Class of Shares, the term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 2.6 hereof or otherwise), bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. Subject to the specific rights of any Class of Shares, in the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall, subject to the requirements of
Section 2.4 hereof, fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that immediately after filling any such vacancy (except during the period preceding the initial annual meeting of Shareholders) at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time less than a majority of the Trustees holding office at that time were elected by the Shareholders, a meeting of the Shareholders shall be held promptly and in any event within 60 days (unless the Commission shall by order extend such period) for the purpose of electing Trustees to fill any existing vacancies. No such appointment or election shall become effective, however, until the person named shall have accepted in writing such appointment or

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

election and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.7, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

         Section 2.8. Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust such power and authority and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient, provided that no committee shall have the power

                  (a)      to change the principal office of the Trust;

                  (b)      to amend the By-Laws;

                  (c)      to issue Common Shares;

                  (d) to elect or remove from office any Trustee or the Chairman of the Board, the President, the Treasurer or the Secretary of the Trust;

                  (e)      to increase or decrease the number of Trustees;

                  (f) to declare a dividend or other distribution on the Common Shares;

                  (g)      to authorize the repurchase of Common Shares; or

                  (h) to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.

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         Section 2.9. Action Without a Meeting; Participation by Conference
Telephone. Any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings. Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or similar communications equipment if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 2.10. By-Laws. The Trustees may adopt By-Laws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

         Section 2.11. No Bond Required. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

         Section 2.12. Reliance on Experts, Etc. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected in relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by the Investment Adviser, the Distributor, the Custodian or the Transfer Agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or

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omission in accordance with such advice or for failing to follow such advice.
The exercise by the Trustees of their powers and discretion hereunder and the construction in good faith by the Trustees of the meaning or effect of any provision of this Declaration shall be binding upon everyone interested. A Trustee, officer, agent or employee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

         Section 2.13. Effect of Issuance of Preferred Shares on Provisions Relating to the Board of Trustees. Notwithstanding anything to the contrary in Sections 2.3, 2.5, 2.6 and 2.7 or in any other section of the Declaration, the provision relating to the number and election of Trustees, their removal and the filling of any vacancy on the Board of Trustees shall be subject to the voting and other rights established with respect to a particular Class of Shares.

                                   ARTICLE III

                                    CONTRACTS

         Section 3.1. Underwriting Contract. The Trustees may from time to time enter into an underwriting contract with another Person (the "Distributor") providing for the sale of Shares, pursuant to which the Trustees may agree to sell the Shares to the Distributor or appoint the Distributor their sales agent for the Shares. Such contract shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III or of the By-Laws as the Trustees may in their discretion determine.

         Section 3.2. Advisory or Management Contract. Subject to approval by a Majority Shareholder Vote, the Trustees may from time to time enter into an investment advisory or management contract with another Person (the "Investment Adviser") pursuant to which the Investment Adviser shall agree to furnish to the Trustees management, investment advisory, statistical and research facilities and services, such contract to contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III, the By-Laws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement its determinations by making changes in the Trust's investments.

         Section 3.3. Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trustees or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust or the Shareholders, provided that the material facts as to the relationship or interest of any Trustee or officer of the Trust as to such contract or transaction are disclosed or are known to the Trustees or a committee of Trustees and the Trustees, or a committee of Trustees, authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or known to the Shareholders and the contract is authorized, approved or ratified by a majority of the vote cast by Shareholders entitled to vote other than the vote of Shares owned of record or beneficially by the interested Trustee or officer or by an interested corporation, firm or other entity; or the contract or transaction is fair and reasonable to the Trust. Common or interested Trustees or the Shares owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum at a meeting of Trustees, or a committee of Trustees, or at a meeting of Shareholders, as the case may be, at which the contract is authorized, approved or ratified.

                                   ARTICLE IV

                    LIMITATION OF LIABILITY; INDEMNIFICATION

         Section 4.1. No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever in connection with Trust Property or the acts, obligations or affairs of the Trust. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Adviser, the Distributor, the Custodian and the Transfer Agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing in this Declaration shall, however, protect any Trustee, officer, employee or agent of the Trust against any liability to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Section 4.2. Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration is on file with the

Secretary of State of the Commonwealth of Massachusetts and shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make any inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

         Section 4.3. Indemnification of Trustees, Officers, Etc. The Trust shall indemnify each of its Trustees, officers, employees and agents (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust, provided that no individual shall be indemnified hereunder against any liability to the Trust or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and provided further that as to any matter disposed of by settlement or a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such compromise is in the best interests of the Trust and that such Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. All determinations that the applicable standards of conduct have been met for indemnification hereunder shall be made by (a) a majority vote of a quorum consisting of disinterested Trustees who are not parties to the proceeding relating to indemnification, or (b) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or (c) a Majority Shareholder Vote (excluding Shares owned of record or beneficially by such individual); and provided that as to any matter disposed of without a court determination (i) on the merits that such Trustee, officer, employee or agent was not liable or (ii) that such Person was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, no indemnification shall be provided hereunder unless there has been a determination by independent legal counsel in a written opinion that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trustees may make advance payments in connection with the expense of defending any action with respect to which indemnification might be sought under this Section 4.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he or she is not entitled to such indemnification and provided further that (a) the indemnified Trustee, officer, employee or agent shall provide security for his or her undertaking or (b) the Trust shall be insured against losses arising by reason of lawful advances or (c) a majority of a quorum of disinterested Trustees or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that an indemnitee ultimately will be found entitled to indemnification. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he or she may be lawfully entitled and shall inure to the benefit of his or her heirs, executors, administrators or other legal representatives.

         Section 4.4. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense, including legal expenses reasonably incurred, arising from such liability. The rights accruing to a Shareholder under this Section 4.4 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

                                   ARTICLE V

                          SHARES OF BENEFICIAL INTEREST

         Section 5.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest, with or without par value, as determined by the Trustees. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder approval to establish and designate one or more Classes of Shares as the Trustees deem necessary or desirable. Subject to the rights, preferences and limitations applicable to a specific Class, each Share shall represent an equal proportionate share in the assets of the Trust. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares and any Shares currently Outstanding, shall be fully paid and nonassessable.

         Section 5.2. Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The ownership of the Trust Property and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Common Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

         Section 5.3. Trust Only. The Trust shall be of the type commonly termed a Massachusetts business trust. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 5.4. Issuance of Shares.

         Section 5.4.1 General. The Trustees in their discretion may, from time to time without a vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of the Trust or, if the Shares be divided into Classes, of any Class thereof of the Trust, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in the Trust Property allocated or belonging to such Class.

         Section 5.4.2 On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

         Section 5.4.3 Fractional Shares. The Trustees may issue and sell fractions of Shares, to two decimal places (or in the case of Preferred Shares such number of decimal places set forth in the By-Laws), having pro rata all the rights of full Shares of such Class, including, without limitation, the right to vote and to receive dividends and distributions.

         Section 5.5. Register of Shares. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares of a Class held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. Except as provided for as to a specific Class, no Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

         Section 5.6. Common Share Certificates.

         Section 5.6.1 General. Each Shareholder shall be entitled to a certificate stating the number of Common Shares he or she owns, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the Chairman of the Board, President or Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a Transfer Agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

         In lieu of issuing certificates for Shares, the Trustees or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         Section 5.6.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

         Section 5.6.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

         Section 5.6.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust. Section

         Section 5.7. Transfer of Shares. Subject to the terms established for a specific Class, Shares shall be transferable on the records of the Trust upon delivery to the Trust or the Transfer Agent or Agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor. Upon such delivery, the transfer shall be recorded on the register of the Trust. Until such record is made, the Trustees, the Transfer Agent, and the officers, employees and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

         Section 5.8. Voting Powers. The Shareholders shall have power to vote only: (a) for the election of Trustees as provided in Sections 2.5, 2.7 and 2.13 hereof; (b) with respect to any investment advisory or management contract entered into pursuant to Section 3.2 hereof; (c) with respect to any termination of the Trust, as provided in Section 8.1 hereof; (d) with respect to any amendment of this Declaration to the extent and as provided in Section 8.2 hereof; (e) with respect to any merger, consolidation or sale of assets of the Trust as provided in Section 8.3 hereof; (f) with respect to incorporation of the Trust to the extent and as provided in Section 8.4 hereof; (g) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (h) with respect to such additional matters relating to the Trust as may be required by this Declaration or the By-Laws or by reason of the registration of the Trust or the Shares with the Commission or any State or by any applicable law or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable. On any matter required or permitted to be voted on by the Shareholders, all Shares then entitled to vote shall be voted in the aggregate as a single class without regard to Class, except (i) when required by this Declaration, the By-Laws (including the provisions thereof establishing the rights of a specific Class of Shares), the 1940 Act, or when the Trustees shall have determined that any matter to be submitted to a vote of the Shareholders affects the rights or interests of the Shareholders of one or more Classes materially differently, Shares shall be voted by each such affected Class individually; and (ii) when the Trustees shall have determined that the matter affects only the interests of one or more Classes, then only the Shareholders of such affected Class shall be entitled to vote thereon. Each Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. The Trustees may, in conjunction with the establishment of any further Classes of Shares, establish conditions under which the several Classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including the right to authorize an amendment to this Declaration under Section 8.2 hereof) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders.

         Section 5.9. Meetings of Shareholders. An annual meeting of the Shareholders shall be held on the date fixed in the By-Laws for the purpose of reelecting Trustees or electing new Trustees in place of and to succeed those in office at that time or to fill vacancies and, for such other purposes as may be specified by the Trustees. If any such annual meeting shall not be held as above provided, a special meeting may be held in lieu thereof at any time and any business which might have been transacted at such annual meeting may be transacted at such special meeting and for all purposes hereof such special meeting shall be deemed to be an annual meeting duly held as herein provided. Special meetings of the Shareholders may be called at any time by the Chairman of the Board, the President or any vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. A special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than 25% of all of the Common Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where the By-Laws so require or the Trustees provide that holders of any Class or Classes shall vote as a Class or Classes, then a majority of the aggregate number of Shares of that Class or Classes entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Class or Classes. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

Except when a different vote is required by any provision of the By-Laws or this Declaration or, when such a different vote is not specifically provided in this Declaration or the By-Laws, the Trustees shall in their discretion require a different vote or the vote of a majority of different percentage of the Shares of one or more particular Classes, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee.

         Section 5.10. Action Without a Meeting. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, the Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders' meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders' meeting.

         Section 5.11. Class Designation. Without limiting the authority of the Trustees to establish and designate any further Classes, the Trustees hereby establish a single Class of Shares, designated as the Common Shares. The Trustees may divide the Shares of the Trust into one or more Classes. Any Shares of any further Classes that may from time to time be established and designated by the Trustees, shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined by the Trustees; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Classes by the Trustees in establishing and designating such Class. Unless otherwise designated by the Trustees in the By-laws or resolutions establishing a Class, the purchase price, the method of determining the net asset value, and the relative liquidation, voting, dividend and other rights and preferences of holders of a Class shall be as set forth in the Trust's Registration Statement on Form N-2 under the Securities Act of 1933 and/or the 1940 Act relating to the issuance of Shares of such Class.

To the extent that the Trustees authorize and issue Preferred Shares, they are hereby authorized and empowered to amend or supplement this Declaration, including an amendment or modification to the rights of any Outstanding Shares at the time of such amendment or supplement, as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

                                   ARTICLE VI

                 DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

         Section 6.1. By Whom Determined. The Trustees shall have the power and duty to determine from time to time the net asset value per share of the Common Shares. They may appoint one or more Persons to assist them in the determination of the value of securities in the Trust's portfolio and to make the actual calculations pursuant to their directions. Any determination made pursuant to this Article VI shall be binding on all parties concerned.

         Section 6.2. When Determined. The net asset value shall be determined at such times as the Trustees shall prescribe in accordance with the applicable provisions of the 1940 Act and regulations and orders from time to time in effect thereunder. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

         Section 6.3. Computation of Per Common Share Net Asset Value.

         Section 6.3.1 Net Asset Value Per Common Share. The net asset value of each Common Share as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Trust (determined in accordance with Section 6.3.2) by the total number of outstanding Common Shares.

         Section 6.3.2 Value of the Net Assets of the Trust. The value of the net assets of the Trust as of any particular time shall be the value of the Trust's assets less its liabilities, determined and computed as follows:

         (1) Trust's Assets. The Trust's assets shall be deemed to include: (A) all cash on hand or on deposit, including any interest accrued thereon,
         (B) all bills and demand notes and accounts receivable, (C) all securities owned or contracted for by the Trustees, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Trustees (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued on any interest-bearing securities owned by the Trustees (except accrued interest included in the valuation of the underlying security) and (F) all other property of every kind and nature, including prepaid expenses.

         (2) Valuation of Assets. The value of such assets is to be determined as follows:

                  (i) Cash and Prepaid Expenses. The value of any cash on hand and of any prepaid expenses shall be deemed to be their full amount.

                  (ii) Other Current Assets. The value of any accounts receivable and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof, unless the Trustees shall determine that any such item is not worth its full amount. In such case the value of the item shall be deemed to be its reasonable value, as determined by the Trustees.

                  (iii) Securities and Other Property. A security for which market quotations are readily available which is not subject to restrictions against sale and has a remaining maturity of more than 60 days from the date of valuation shall be valued on the basis of such quotations. Any security which has a remaining maturity of 60 days or less may be valued on the basis of market quotations or may be valued at cost plus earned discount; if such security was acquired with a remaining maturity of more than 60 days, the cost thereof for purposes of such valuation shall be deemed to be the value on the sixty-first day prior to maturity. Any security for which market quotations are not readily available and any other property the valuation of which is not provided for above, shall be valued at its fair market value as determined in such manner as the Trustees shall from time to time prescribe by resolution. For the purposes of this Article VI, market quotations shall not be deemed to be readily available if in the judgment of the Trustees such quotations, if any, do not afford a fair and adequate basis for valuing holdings of securities of a size normally held by the Trust, whether due to the infrequency or size of the transactions represented by such quotations or otherwise.

         (3) Liabilities. The Trust's liabilities shall not be deemed to include any Common Shares and surplus or the liquidation preference of any Preferred Shares, but they shall be deemed to include: (A) all bills and accounts payable, (B) all administrative expenses accrued and unpaid, (C) all contractual obligations for the payment of money or property, including the amount of any declared but unpaid dividends upon Shares and the amount of all income accrued but not paid to Shareholders, (D) all reserves authorized or approved by the Trustees for taxes or contingencies and (E) all other liabilities of whatsoever kind and nature except any liabilities represented by Shares and surplus.

         Section 6.4. Interim Determinations. Any determination of net asset value other than as of the close of trading on the New York Stock Exchange may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner which in the opinion of the Trustees will fairly reflect the changes in the net asset value.

         Section 6.5. Outstanding Common Shares. For the purposes of this
Article VI, outstanding Common Shares shall mean those Common Shares shown from time to time on the books of the Trust or the Transfer Agent as then issued and outstanding, adjusted as follows:

                  (a) Common Shares sold shall be deemed to be outstanding Common Shares from the time when the sale is reported to the Trustees or their agents for determining net asset value, but not before (i) an unconditional purchase order therefor has been received by the Trustees (directly or through one of their agents) or by the Principal Underwriter of the Common Shares and the sale price in currency has been determined and (ii) receipt by the Trustees (directly or through one of their agents) of federal funds in the amount of the sale price; and such sale price (net of commission, if any, and any stamp or other tax payable by the Trust in connection with the issue and sale of the Common Shares sold) shall be thereupon deemed to be an asset of the Trust.

                  (b) Common Shares distributed pursuant to Section 6.6 shall be deemed to be outstanding as of the time that Shareholders who shall receive the distribution are determined.

                  (c) Common Shares which are subject to repurchase by the Trustees shall be deemed to be outstanding Common Shares up to and including the time as of which the repurchase price is determined. After such time, they shall be deemed to be no longer outstanding Common Shares and the purchase price until paid shall be deemed to be a liability of the Trust.

         Section 6.6. Distributions to Shareholders. Subject to the rights, preferences and limitations of any Class of Shares and without limiting the powers of the Trustees under Subsection (f) of Section 2.1 of Article II hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with generally accepted accounting practices. Subject to the rights, preferences and limitations of any Class of Shares, the Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Subject to the rights, preferences and limitations of any Class of Shares, such distributions shall be made in cash, property or Common Shares or any combination thereof as determined by the Trustees. Subject to the rights, preferences and limitations of any Class of Shares, any such distribution paid in Common Shares shall be paid at the net asset value thereof as determined pursuant to this Article VI. Subject to the rights, preferences and limitations of any Class of Shares, the Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. Subject to the rights, preferences and limitations of any Class of Shares, inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         Section 6.7. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VI, the Trustees may prescribe, in their absolute discretion, such other bases and times for the determination of the per share net asset value of Common Shares as may be permitted by, or as they may deem necessary or desirable to enable the Trust to comply with, any provision of the 1940 Act, any rule or regulation thereunder or any order of exemption issued by the Commission, all as in effect now or as hereafter amended or modified.

                                   ARTICLE VII

                                    CUSTODIAN

         Section 7.1. Appointment and Duties. Subject to the 1940 Act and such rules, regulations and orders as the Commission may adopt, the Trustees shall employ a bank or trust company having a capital, surplus and undivided profits of at least $2,000,000 as Custodian with authority as the agent of the Trust, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

                  (a) to hold the securities owned by the Trust and deliver the same upon written order;

                  (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

                  (c) to disburse such funds upon orders or vouchers.

The Trustees may also authorize such Custodian as the agent of the Trust (x) to keep the books and accounts of the Trust and furnish clerical and accounting services and (y) to compute the net income and the value of the net assets of the Trust.

         The acts and services of the Custodian shall be performed upon such basis of compensation as may be agreed upon by the Trustees and the Custodian. If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

         The Trustees may also authorize the Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least $2,000,000.

         Section 7.2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian agreement or inability of any Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special Shareholders' meeting to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the Common Shares outstanding and entitled to vote, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

         Section 7.3. Central Certificate System, Etc. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

         Section 7.4. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                  ARTICLE VIII

            DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

         Section 8.1. Duration and Termination.

                  (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the rights of a specific Class, the Trust may be terminated by the affirmative vote of at least 66 2/3% of the Common Shares outstanding or, when authorized by a Majority Shareholder Vote, by an instrument in writing signed by a majority of the Trustees. Upon the termination of the Trust,

                           (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                           (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 8.3 hereof shall receive the approval so required.

                           (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

                  (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

         Section 8.2. Amendment Procedure.

                  (a) This Declaration may be amended from time to time by an instrument in writing signed by a majority of the Trustees when authorized by a Majority Shareholder Vote, provided that any amendment having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision shall not require authorization by the Shareholders. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                  (b) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted as aforesaid, or a copy of this

         Declaration as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                  (c) To the extent that the Trustees authorize and issue Preferred Shares of any Class, they are hereby authorized and empowered to amend or supplement this Declaration, including an amendment or modification to the rights of any Outstanding Shares at the time of such amendment or supplement, as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other persons, all without the approval of Shareholders.

         Section 8.3. Merger, Consolidation and Sale of Assets. Subject to the rights of a specific Class of Shares, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any Shareholders' meeting called for the purpose by a Majority Shareholder Vote.

         Section 8.4. Incorporation. With the approval of a Majority Shareholder Vote and subject to the rights of a specific Class of Shares, the Trustees may cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring less than all or substantially all of the Trust Property to such organization or entities.

                                   ARTICLE IX

                             REPORTS TO SHAREHOLDERS

         The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be accompanied by a report thereon of independent public accountants.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1. Filing. This Declaration and any amendment hereto shall be filed with the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Unless any such amendment sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of the Commonwealth of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         Section 10.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

         Section 10.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 10.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

         Section 10.5. Provisions in Conflict with Law or Regulations.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the United States Internal Revenue Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         Section 10.6. Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

References in this Declaration to "this Declaration" shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration and not exclusively to the article or section in which such words appear.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust as of this 26th day of August, 2003.

/s/ Dennis S. Aronowitz                   /s/ Maureen Ford Goldfarb
____________________________________      ______________________________________
Dennis S. Aronowitz,                      Maureen Ford Goldfarb,
as Trustee and not individually*          as Trustee and not individually*

/s/ Richard P. Chapman, Jr.               /s/ William F. Glavin
____________________________________      ______________________________________
Richard P. Chapman, Jr.,                  William F. Glavin,
as Trustee and not individually*          as Trustee and not individually*

/s/ William J. Cosgrove                   /s/ John A. Moore
____________________________________      ______________________________________
William J. Cosgrove,                      John A. Moore,
as Trustee and not individually*          as Trustee and not individually*

/s/ John M. DeCiccio                      /s/ Patti McGill Peterson
____________________________________      ______________________________________
John M. DeCiccio,                         Patti McGill Peterson,
as Trustee and not individually*          as Trustee and not individually*

/s/ Richard A. Farrell                    /s/ John W. Pratt
____________________________________      ______________________________________
Richard A. Farrell,                       John W. Pratt,
as Trustee and not individually*          as Trustee and not individually*

* The address for each Trustee is 101 Huntington Avenue, Boston, Massachusetts 02199.

                                     - 49 -